Exhibit 99.1

News Release

CONTACT:	Fifth Third Bancorp	FOR IMMEDIATE RELEASE
	Bradley S. Adams (Analysts)	January 3, 2005
(513) 534-0983
Roberta R. Jennings (Media)
(513) 579-4153
First National Bankshares
Sara Dewberry (Media)
(239) 435-7625

Fifth Third Completes Acquisition of

First National Bankshares of Florida, Inc.

Grows Fifth Third Franchise to Nearly 100 Locations in High Growth Markets

Fifth Third Bancorp (NASDAQ: FITB) announced the January 1st completion of its acquisition of First National Bankshares of Florida, Inc (NYSE: FLB). First National’s subsidiary bank, First National Bank of Florida, will be merged with Fifth Third Bank (Michigan) and combined on a management basis with Fifth Third’s Florida affiliate. Fifth Third Bank (Florida) will have nearly 100 full-service locations, approximately $5 billion in deposits and approximately $7 billion in assets primarily in Naples, Tampa Bay, Sarasota, Fort Myers, Orlando and Boca Raton. Former First National President Kevin Hale will assume leadership of the Florida affiliate.

Fifth Third President & CEO George A. Schaefer, Jr., states, “The state of Florida is among the fastest growing deposit markets in the U.S. First National Chairman & CEO Gary Tice and President Kevin Hale have an exceptional track record and have built a strong foundation that enhances our existing Naples presence and complements our affiliate bank operating model. We’re confident that an expanded Florida presence and the combined leadership team will be an integral part of Fifth Third’s continuing growth.”

Gary Tice, Former First National Chairman and CEO, states, “We are extremely proud to partner with an organization as successful as Fifth Third. They have an exceptional long-term track record of delivering shareholder value. We share the same core values. Our stakeholders will benefit from the expanded resources, emphasis on local market decision making and dedication to individual communities at Fifth Third.”

Fifth Third Bank (Florida) President Kevin Hale comments, “Our two organizations have such strong synergies in terms of employee talent, product offerings and geographic presence. Fifth Third’s Midwestern customers will now enjoy greater convenience throughout the state while First National customers will benefit from expanded product and service capabilities. We have an exceptional team that is eager to capitalize on the opportunities in the state of Florida.”

Fifth Third exchanged, on a tax-free basis, .5065 shares of its common stock for each share of First National common stock. Based upon Fifth Third’s December 31, 2004 closing price of $47.30 per share, the total transaction value is approximately $1.5 billion.

- M O R E -

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $98.3 billion in assets, operates 17 affiliates with 1,011 full-service Banking Centers, including 128 Bank Mart® locations open seven days a week inside select grocery stores and 1,884 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia and Pennsylvania. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. The company’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined with First National Bankshares of Florida, Inc. within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third, First National Bankshares and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, First National Bankshares and/or the combined company or the businesses in which Fifth Third, First National Bankshares and/or the combined company are engaged; (8) difficulties in combining the operations of First National Bankshares and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s and First National Bankshares’ filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

# # #

2